KCSA
    W OR L DWI D E
    Public & Investor Relations, Corporate & Marketing
    Communications

    CONTACT:  Joseph R. Mallon, Jr., CEO, Kirk J. Dischino, CFO
              Measurement Specialties, Inc.
              973-808-1819

    AMP       Richard Skaare
    CONTACT:  AMP Corporate Communication
              717-592-2323

    Doug Wilburne
    AMP Investor Relations
    717-592-4965

    KCSA      Robert Giordano/Joseph A. Mansi
    CONTACT:  KCSA Worldwide
              212-896-1289/212-896-1205

    News

    FOR IMMEDIATE RELEASE

                 MEASUREMENT SPECIALTIES, INC. AND AMP
INCORPORATED
                   ANNOUNCE COMPLETION OF MSS ACQUISITION OF
THE
                        SENSORS DIVISION OF AMP INCORPORATED

    FAIRFIELD, NJ, HARRISBURG, PA August 18,1998 - Measurement
Specialties, Inc. (AMEX: MSS) and AMP Incorporated (NYSE: AMP) announced today the completion of the acquisition by Measurement Specialties of the AMP Sensors Division (Sensors) of AMP Incorporated. This action is part of AMP's 1998 announced restructuring plan.

         Measurement Specialties, Inc. purchased the operating assets, and assumed selected liabilities of Sensors for $3.8 million. Estimated closing costs of $0.4 million, and restructuring costs of approximately $0.4 million will be capitalized as part of the acquisition.

         AMP Sensors had calendar 1997 sales of approximately
$8 million. Sensors designs, manufactures and markets their unique piezoelectric polymer sensors for a wide variety of OEM applications.

         Measurement Specialties stated that it plans to restructure Sensors to make use of its low cost manufacturing base. After a period of integration during the cur-rent fiscal year, Measurement Specialties anticipates that this restructuring will allow the Company to exploit unique opportunities offered by Sensors, and sharply increase measurement Specialties profitability Joseph R. Mallon, Jr., Chief Executive Officer of Measurement Specialties, commenting on the transaction said, "The acquisition brings us new sensor technology and opportunities for expansion in our targeted markets. Acquiring Sensors furthers our strategic growth plan. Sensors varied product offerings, and strong customer support, when integrated with our low cost manufacturing base, provides critical mass to our sensors business unit." Mr. Mallon added,
    "With the inclusion of Sensors, Measurement Specialties will have a revenue run rate of over $40 million annually, with approximately 30 percent coming from OEM sensor products. Sales are concentrated in the U.S. and Europe with minimal sales in Southeast Asia."

         The transaction was funded by the PNC Bank, NA, the Company's current bank, with a five year term loan of $4.0 million bearing interest at LIBOR plus 3 percent (aggregating 8.6%). In addition to the term loan, the Company's revolving credit facility has been increased from $3.3 million to $5 million through October 1999, with $4 million available through September 2000.

         Measurement Specialties, Inc. designs, develops, manufactures and markets low cost, sensor-based electronic measurement devices for consumer and industrial products.

         Headquartered in Harrisburg, PA, AMP is the world's leading manufacturer of electrical, electronic, fiber-optic and wireless interconnection devices and systems. The company has 48,300 employees in 53 countries serving customers in the automotive, computer, communications, consumer, industrial and power industries. AMP sales reached $5.75 billion in 1997. IndustryWeek recently named the company to its list of the " 100 Best Managed Companies."

    Theforward-looking statements above involve a number ofrisks and uncertainties. Factors that might cause actual results to differ materially include: conditions in the general economy and in the markets served by Measurement Specialties; competitivejactors, such as price pressures and the potential emergence ofrival technologies; interruptions ofsuppliers' operations affecting availability ofcomponent materials at reasonable prices; timely development and market acceptance of new products; success in identifying, financing and integrating acquisition candidates; changes in product mix, costs and yields, fluctuations inforeign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the riskjactors listedfrom time to time in Measurement Specialties SEC reports. Measurement Specialties assumes no obligation to update the information in this issue.

    This release is available on the KCSA Worldwide website at www. kcsa. com